Exhibit 10(a)(ii)

AMENDED AND RESTATED DEFINED CONTRIBUTION TRUST

     THIS AMENDED AND RESTATED AGREEMENT, made as of September 1, 2000 (the "Trust Agreement"), between SCHERING-PLOUGH CORPORATION, a corporation organized and existing under the laws of New Jersey (the "Company") and THE NORTHERN TRUST COMPANY as trustee (the "Trustee").

W I T N E S S E T H :

     WHEREAS, the Trust Agreement was originally entered into as of January 1, 1989 between the Company and The First National Bank of Chicago as trustee (the "Original Trust Agreement") and The Northern Trust Company was later appointed as successor trustee;

     WHEREAS, the Original Trust Agreement was amended on January 31, 1997;

     WHEREAS, the Company wishes to change the name of this Trust Agreement to the "Defined Contribution Trust,"

     WHEREAS, the Company wishes to amend and restate the Original Trust Agreement, as amended, to include among the Plans the Management Incentive Plan;

     WHEREAS, the Company has incurred and expects to continue to incur certain unfunded retirement income and deferred compensation liability to or with respect to certain key management employees and directors pursuant to the terms of the Company's Executive Incentive Plan, Management Incentive Plan, Profit-Sharing Benefits Equalization Plan and Directors' Deferred Compensation Plan (hereinafter the "Plan" or "Plans");

     WHEREAS, the Company desires to provide additional assurance to some or all such key management employees and directors (the "Participants") and their surviving spouses, beneficiaries or estates under the Plans (collectively, the "Beneficiaries") that their unfunded retirement benefit and deferred compensation rights under the Plans will in the future be met or substantially met by application of the procedures set forth herein;

     WHEREAS, the Company wishes to establish separate accounts (hereinafter the "Accounts") with respect to some or all of the Participants in the Plans in order to provide a source of payments as such are required under the terms of such Plans;

     WHEREAS, amounts transferred to each separate Account, as determined by the Company from time to time in it sole discretion, and the earnings thereon shall be used by the Trustee solely in satisfaction of the liabilities of the Company under the Plan or Plans with respect to the Participant for whom such separate Account has been established and such utilization shall be in accordance with the procedures set forth herein; and

     WHEREAS, upon satisfaction of all liabilities of the Company under the Plan or Plans with respect to a Participant and Beneficiary in respect of whom a separate Account has been established, the balance, if any, remaining in such Account shall be allocated to the Accounts of other Participants and Beneficiaries for whom such Accounts have been established in accordance with the procedures set forth herein;

     WHEREAS, upon satisfaction of all liabilities of the Company under the Plans with respect to all Participants in respect of whom separate Accounts have been established, the balance, if any, remaining in such Accounts shall revert to the Company, except that all amounts in all such Accounts shall at all times be subject under this Agreement to the claims of the Company's creditors as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:

ARTICLE I

     1.1   The Company hereby establishes with the Trustee a Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, are referred to herein as the "Trust Fund" and shall be held by the Trustee, IN TRUST, in accordance with the provisions of this Agreement.

     1.2    The Trustee shall hold, manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The amount of each contribution by the Company to the Trust Fund shall be determined in the sole discretion of the Company and the Trustee shall have no duty or responsibility with respect thereto.

     1.3   The Trust Fund shall consist of separate investment funds ("Investment Funds") to be identified, established and maintained in accordance with investment guidelines agreed to in writing from time to time by the Company and the Trustee pursuant to Section 5.2 of this Agreement.

     1.4   The Company shall be responsible for maintaining records for individual Participant Accounts within the Trust. The Company may appoint a third-party recordkeeper (the Company, in such capacity, or such third party being hereinafter referred to as the "Recordkeeper") to carry out various recordkeeping responsibilities as indicated in this Agreement. The Recordkeeper shall maintain in an equitable manner a separate Account record for each Participant under each Plan in which it shall keep a separate record of the share of such Participant under such Plan in each Investment Fund of the Trust Fund. The Company shall certify to the Recordkeeper at the time of each contribution to the Trust Fund the amount of such contribution being made in respect of each Participant under each Plan and the amount thereof to be invested in each separate Investment Fund. When a Participant elects to reallocate his deemed investments under a Plan, the Recordkeeper shall, as of the effective date of any such reallocation, increase or reduce the interest of the Participant's Account in the applicable Investment Funds in order to reflect such reallocation. Each Investment Fund of the Trust Fund shall be revalued by the Trustee as of the last business day of each calendar month ("Valuation Date") at current market values, as determined by the Trustee, and the Recordkeeper shall apportion each Investment Fund of the Trust Fund as revalued as of such Valuation Date among the Accounts of Participants in proportion to their respective interests in such Investment Fund on the immediately preceding Valuation Date, except that for purposes of such apportionment the Accounts of Participants as of the Valuation Date shall not include any contributions or forfeitures credited to their Accounts as of such Valuation Date.

ARTICLE II

     2.1   Notwithstanding any provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes insolvent (as defined herein), the Trustee shall upon written notice thereof suspend the payment of all benefits from the Fund and shall thereafter hold the Fund in suspense until it receives a court order directing the disposition of the Fund; provided, however, the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of such court order. The Company shall be considered to be insolvent if (a) it is unable to pay its debts as they fall due or (b) bankruptcy or insolvency proceedings are initiated by its creditors or the Company or any third party under the Bankruptcy Act of the United States or the bankruptcy laws of any State alleging that the Company is insolvent or bankrupt. By its approval and execution of this Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the fiduciary duty and responsibility in behalf of the Company's creditors to give to the Trustee prompt written notice of any event of the Company's insolvency ("Insolvency Notice") and the Trustee shall be entitled to rely thereon to the exclusion of all directions or claims to pay benefits thereafter made. If the Trust Department of the Trustee receives written allegations of an event of insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall promptly forward a copy of such allegations to the Company. If the Trustee does not receive an Insolvency Notice from the Company within fifteen (15) days following receipt by the Company of such allegations, then the Trustee shall request that the Company's independent auditors determine whether the Company is insolvent. The Trustee may conclusively rely on written certification of solvency or insolvency received from such auditors. If after an event of insolvency, the Company later becomes solvent without the entry of a court order concerning the disposition of the Fund or any bankruptcy or insolvency proceedings referred to in (b) above are dismissed, the Company shall by written notice so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Agreement without regard for this Section 2.1 until and unless the Company again becomes insolvent as such term is defined herein.

     2.2   The Company represents and agrees that the Trust established under this Agreement does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion for the meeting of part or all of its future retirement obligations or deferred compensation to some or all of the Participants and their Beneficiaries under the Plans. Contributions by the Company to the Trust shall be in amounts determined solely by the Company and shall be in respect of only those Plan Participants selected by the Company from time to time as it determines. The purpose of this Trust is to provide a fund from which retirement benefits and deferred compensation may be payable under the Plans and as to which Plan Participants with Accounts hereunder and their Beneficiaries may, by exercising the procedures set forth herein, have access to some or all of their benefits as such become due without having the payment of such benefits subject to the administrative control of the Company unless the Company is adjudicated to be bankrupt or insolvent. The Company further represents that the Executive Incentive Plan and the Management Incentive Plan are deferred compensation plans for a select group of management and highly compensated employees and as such is exempt from the application of the Employee Retirement Income Security Act of 1974 ("ERISA") except for the disclosure requirements applicable to such Plan for which the Company bears full responsibility as to compliance; that the Profit-Sharing Benefits Equalization Plan is an excess benefit plan and as such is exempt from all ERISA provisions; and that the Directors' Deferred Compensation Plan is not an employee benefit plan and is not subject to ERISA. The Company further represents that the Plans are not qualified under Section 401 of the United States Internal Revenue Code and therefore are not subject to any of the Code requirements applicable to tax-qualified plans.

ARTICLE III

     3.1   Except for the records dealing solely with the aggregate Trust Fund and the aggregate Investment Funds hereunder, which shall be maintained by the Trustee, the Recordkeeper shall maintain all Plan Participant records contemplated by this Agreement, including the Participants' Accounts and the maintenance of Participants' Plan interests.

     3.2   Upon the establishment of this Trust or as soon thereafter as practicable, the Company shall furnish to the Recordkeeper, with a copy to the Trustee, all the information necessary for the Recordkeeper to determine the benefits payable to or with respect to each Participant in the Plans, including any benefits payable after the Participant's death and the recipient of same. The Company shall regularly, at least annually, furnish revised updated information to the Recordkeeper, with a copy to the Trustee. In addition, the Company shall prepare an annual benefits statement in respect of each Participant and shall furnish a copy of same to the Participant or his Beneficiary, the Recordkeeper and the Trustee. In the event the Company refuses or neglects to provide updated Participant information, as contemplated herein, the Recordkeeper shall be entitled to rely upon the most recent information furnished to it by the Company in making its determinations of benefits payable.

     3.3   Upon the direction of the Company or upon the proper application of a Participant or Beneficiary of a deceased Participant, the Recordkeeper shall determine, based upon the most recent data supplied to it by the Company, a Participant's or Beneficiary's eligibility for benefits and the amount thereof and, if benefits are payable, shall prepare a confirmation of same for the Company and the Participant or Beneficiary. Such confirmation shall include the amount of such benefits, the manner of payment and the name, address and social security number of the recipient and shall be updated annually or upon receipt by the Recordkeeper of a notice of a benefit change under the Plans from the Company. Upon the delivery of such confirmation to the Company and the Participant or Beneficiary and upon receipt from the Company or the Participant or Beneficiary of appropriate federal, state and local tax withholding information, the Recordkeeper shall direct the Trustee to commence cash distributions from the Trust Fund in accordance therewith to the person or persons so indicated and to the Company with respect to taxes required to be withheld and the Recordkeeper shall charge the Participant's Account established hereunder. No distributions hereunder shall be made to a Participant or Beneficiary which would cause his Account to be reduced below a zero balance. The Trustee shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authority and shall furnish each Participant or Beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

     3.4   All benefits payable from the Fund to a Participant or his Beneficiary under a Plan shall be charged solely against the Account of such Participant. When the Recordkeeper determines that all Company liabilities under all Plans to a Participant and Beneficiary have been satisfied, the Recordkeeper shall prepare a confirmation for the Company showing the balance, if any, remaining in such Participant's Account (the "Balance"). In making such determination the Recordkeeper may rely upon written certification from the Company that such Company liabilities have been satisfied by cash payments made by the Company or otherwise; provided, however, the Recordkeeper may require confirmation of same from the Participant, Beneficiary or the representative of the estate of a Participant or Beneficiary or any other evidence of such satisfaction as the Recordkeeper may determine is appropriate. Any balance remaining in such Participant's account shall be reallocated by the Recordkeeper to the Accounts of the other Participants and Beneficiaries in the manner set forth below; provided, however, in no event shall any Balance be allocated to the Account of any Participant or Beneficiary established after the Company delivers a written notice to the Recordkeeper that Accounts established after the date of such notice shall not be entitled to share in any reallocations under this Section 3.5. Any such notice shall be irrevocable by the Company notwithstanding any amendments to this Trust Agreement made thereafter and any attempt to revoke such notice shall be disregarded by the Recordkeeper.

     Each Balance determined in accordance with the preceding paragraph shall be maintained as a separate Participant's Account subject to quarterly revaluation pursuant to Section 1.3 until the following or coinciding December 31st, as of which date the Recordkeeper shall revalue the sum or all such Accounts and reallocate such amount ("Total Balances") to the eligible Accounts of the remaining Participants and Beneficiaries, including Accounts which may have previously been reduced to a zero balance. Such reallocation shall be made:

(a) by determining the amount by which the value of each Participant's and Beneficiary's accrued benefits under the Plan or Plans exceed the value of his Account as of such December 31st ;
(b) by adding all the amounts determined under (a); and

(c)   by allocating to each Participant's and Beneficiary's Account the amount of the Total Balances (not in excess of the amount computed under (b)) in the ratio of the amount computed for each Account under (a) to the total amount computed under (b).

If the amount of the Total Balances exceeds the amount computed under (b), the excess shall be maintained as a separate Account until the following December 31st, at which date the value of such Account shall be treated as an additional Balance for purpose of this Section 3.5. The value of each Participant's and Beneficiary's accrued benefits under the Plan or Plans shall be calculated by the Company and certified in writing to the Recordkeeper; except that if the Company refuses or neglects to make and certify such calculations, the Recordkeeper shall make the calculations based upon the most recent data received by it from the Company and such calculations shall be binding and conclusive.

     When the Recordkeeper determines that all liabilities of the Company have been satisfied under all the Plans to Participants and Beneficiaries for whom Accounts have been established hereunder, the Recordkeeper shall direct the Trustee to hold or distribute the Funds in accordance with the written instructions of the Company. The Recordkeeper may make such determinations in reliance on the written certification of the Company and whatever additional documentation the Recordkeeper determines is appropriate. At no time prior to the Company's insolvency, as defined in Section 2.1, or the satisfaction of all liabilities of the Company under the Plans in respect of Participants and Beneficiaries having Accounts hereunder shall any part of the Funds revert to the Company. The Recordkeeper shall have no responsibility for determining whether any Participant or Beneficiary has died and shall be entitled to rely upon information furnished by the Company.

     3.5   Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the benefits provided under the Plans except to the extent such liabilities are met by application of Fund assets. It is the intent of the Company to have each Account established hereunder treated as a separate trust designed to satisfy in whole or in part the Company's legal liability under the Plans in respect of the Participant for whom such Account has been established and to have the balance of the Fund revert to the Company only after its legal liability under all the Plans has been met. The Company, therefore, agrees that all income, deductions and credits of each such Account belong to it as owner for income tax purposes and will be included on the Company's income tax returns.

ARTICLE IV

     4.1   The Company shall provide the Trustee with a certified copy of the Plans and all amendments thereto and of the resolutions of the Board of Directors of the Company or the relevant subsidiary approving the Plans and all amendments thereto, promptly upon their adoption. Any action by the Company pursuant to the terms of this Trust Agreement shall, except as otherwise provided herein, be by written instrument signed by an officer of the Company authorized to act hereunder or any delegee authorized to act for the Company. After the execution of this Agreement, the Company shall promptly file with the Trustee a certified list of the names and specimen signatures of the officers of the Company and any delegee authorized to act for it. The Company shall promptly notify the Trustee of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such person or persons to the Trustee shall be in writing signed by such person or persons. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby. The Trustee may rely on any certification, notice or direction of the Company that the Trustee believes to have been signed by a duly authorized officer or agent of the Company. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer or agent of the Company. The Company shall be responsible for keeping accurate books and records with respect to the employees of the Company, their compensation and their rights and interests under the Plans. The Trustee shall be fully protected in acting in accordance with directions of the Recordkeeper.

     4.2   The Company shall make its contributions to the Trust in accordance with appropriate corporate action and the Trustee shall have no responsibility with respect thereto, except to add such contributions to the Fund.

     4.3   The Company shall indemnify and hold harmless the Trustee for any liability or expense, including without limitation reasonable attorneys' fees, incurred by the Trustee with respect to holding, managing, investing or otherwise administering the Fund or carrying out its duties hereunder, except to the extent that such liabilities or expenses arise from actions constituting negligence or willful misconduct by the Trustee under this Agreement.

ARTICLE V

     5.1   The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Trust Fund, if it acts in good faith and in accordance with the terms of this Agreement and any applicable Federal or state laws, rules or regulations.

     5.2   Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee, the Trustee shall have the power in investing and reinvesting the Trust Fund in its sole discretion:

(a)   To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee, the Company or any affiliate thereof), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund; provided, however the Trustee is authorized to receive and hold any stock or security of the Company which is contributed by the Company to the Trust Fund and the Trustee shall not sell any such stock or security of the Company until the Company so directs;

(b)   To invest and reinvest all or any portion of the Trust Fund collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Trust Fund in any such common, collective or commingled trust fund;

(c) To retain any property at any time received by the Trustee;

(d)   To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(e)   To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(f)   To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

(g) To extend the time of payment of any obligation held by it;
(h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;
(i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;
(j) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(k)   To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

(l) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(m)   To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

(n)   To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(o)   To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

(p) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.

Notwithstanding the foregoing, the Trustee shall upon the written direction of the Company invest all or part of the amount to the credit of any Participant's Account in a commercial annuity or insurance contract selected by the Company and the Trustee shall have no responsibility for any such investment other than as owner and custodian thereof.

     5.3    The Company may at any time direct the Trustee to segregate all or a portion of the Trust Fund in a separate investment account or accounts and may appoint one or more investment managers to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager. Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager. It shall be the duty if the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager, to review any securities or other property held in any such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers with respect to such securities or other property. Notwithstanding the forgoing, the Trustee, without obtaining prior approval or direction from an investment manager, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit, and similar type securities, with a maturity not to exceed one year; in addition, the Trustee may for such short term purposes invest in money market portfolios of mutual funds, including those for which the Trustee serves as advisor; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager regarding more permanent type investment and directed distributions. The Trustee shall not be liable or responsible for any loss resulting to the Trust Fund by reason of any sale or purchase of an investment directed by an investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or solely as a result of the performance of the Trustee or its officers, employees or agents, of any custodial, reporting, recording or bookkeeping functions with respect to any such investment account, except to the extent that such performance constituted negligence or willful misconduct on the part of the Trustee. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager issued pursuant hereto or for failure to act in the absence of directions of the investment manager including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or for failure to act in the absence of directions of an investment manager. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager which the Trustee believes to be genuine and to have been issued by the investment manager. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager until it receives written notice thereof from the Company.

     5.4   No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     5.5    The Trustee shall distribute cash or property from the Fund in accordance with Article III hereof. The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company, or (if so directed by the Company) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer.

     5.6   If at any time there is no person authorized to act under this Agreement in behalf of the Company, the Board of Directors of the Company shall have the authority to act hereunder.

ARTICLE VI

     6.1   The Company shall pay any Federal, state or local taxes on the Trust Fund, or any part thereof, and on the income therefrom.

     6.2   The Company shall pay to the Trustee and the investment managers their reasonable expenses for the management and administration of the Trust Fund, including without limitation reasonable expenses of counsel and other agents employed by the Trustee and the investment managers, and reasonable compensation for their services. Such expenses and compensation shall be charged to the Trust Fund unless paid by the Company.

ARTICLE VII

     7.1   The Trustee shall maintain records with respect to the Trust Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Trust Fund shall be open to inspection by the Company, or its representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; provided, however, the Trustee shall be entitled to additional compensation from the Company in respect of audits or auditors' requests which the Trustee determines to exceed the ordinary course of the usual scope of such examinations of its records.

     7.2   Within a reasonable time after the close of each fiscal year of the Company (or, in the Company's or the Trustee's discretion, at more frequent intervals), or upon termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund and each Investment Fund. The Trustee shall also prepare and furnish to the Company a statement of the then current value of each Account. Any such statement shall be deemed an account stated and accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company.

     The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

ARTICLE VIII

     8.1   The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the appointment of a successor trustee.

     8.2   The Trustee may be removed at any time by the Company, pursuant to a resolution of the Board of Directors of the Company, upon delivery to the Trustee of a certified copy of such resolution and sixty (60) days' written notice, unless such notice period is waived in whole or in part by the Trustee, of (i) such removal and (ii) the appointment of a successor trustee.

     8.3   Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Company. Such successor trustee shall be a bank or trust company which is established under the laws of the United States or a State within the United States and which is not related, directly or indirectly, to the Company. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company, and (b) a written acceptance by such successor trustee, duly executed thereby. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.

     8.4   If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

     8.5   Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust Fund to such successor. Under no circumstances shall the trustee transfer or deliver the Trust Fund to any successor which is not a bank or trust company as hereinabove defined.

ARTICLE IX

     9.1   The Trust established pursuant to this Agreement may not be terminated by the Company prior to the satisfaction of all liabilities with respect to all Participants in the Plans and their Beneficiaries. Upon delivery to the Trustee of a written certification from the Company that all liabilities have been satisfied with respect to all Participants in the Plans and their Beneficiaries and upon the determination by the Trustee based upon whatever documentation it might deem appropriate that such liabilities have in fact been satisfied, the Company pursuant to a resolution of its Board of Directors may terminate the trust upon delivery to the trustee of (a) a certified copy of such resolution, and (b) a written instrument of termination duly executed and acknowledged in the same form as this Agreement.

     9.2   Upon the termination of the Trust in accordance with Section 9.1, the Trustee shall, after the acceptance and approval of its account, distribute the Trust Fund to the Company. Upon completing such distribution, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Trust Fund remains in its possession.

ARTICLE X

     10.1   This Agreement may be amended, in whole or in part, at any time and from time to time, by the Company, pursuant to a resolution of the Board of Directors thereof by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; provided, however, any such amendment affecting any Account, the procedures for distribution thereof or the reallocation of Balances under Section 3.4 shall not become effective until sixty (60) days after a copy of such amendment has been delivered by registered mail by the Company to each Participant or his Beneficiary. In the event the Company or the Trustee receives written objections to such amendment from such person within such sixty (60) day period, such amendment shall be ineffective and void in respect of the Participant or Beneficiary so objecting to the amendment.

ARTICLE XI

     11.1   This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of Illinois insofar as such laws do not contravene any applicable Federal laws, rules or regulations.

     11.2   Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     11.3   No right or interest of any Participant under the Plan in the Trust Fund shall be transferable or assignable or shall be subject to alienation, anticipation, pledge or encumbrance, and no right or interest of any Participant or Beneficiary in the Plan or in the Trust Fund shall be subject to any garnishment, attachment or execution. Notwithstanding the foregoing, the Trust Fund shall at all times remain subject to claims of creditors of the Company in the event the Company is adjudicated to be bankrupt or insolvent as provided herein.

     11.4   The Company agrees that by the establishment of this Trust it hereby foregoes any judicial review of certifications by the Recordkeeper as to the benefit payable to any persons hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under the Plan or this Agreement, the Company agrees that such dispute shall be resolved by binding arbitration proceedings initiated in accordance with the rules of the American Arbitration Association and that the results of such proceedings shall be conclusive and shall not be subject to judicial review. It is expressly understood that pending the resolution of any such dispute payment of benefits shall be made and continued by the Trustee in accordance with the determinations of the Recordkeeper and that the Trustee shall have no liability with respect to such payments. The Company also agrees to pay the entire cost of any arbitration or legal proceeding including the legal fees of the Trustee and the Plan Participant or the Beneficiary of any deceased Plan Participant regardless of the outcome of any such proceeding and until so paid the expenses thereof shall be a charge on and lien against the Trust Fund.

     11.5   This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 4.1 of this Agreement. In no event shall any such transaction described herein suspend or delay the rights of Plan Participants or the Beneficiaries of deceased participant to receive benefits hereunder.

     11.6   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

     11.7   Communications to the Trustee shall be sent to The Northern Trust Company at its headquarters or to such other address as the Trustee may specify in writing. No communication shall be binding upon the Trustee until it is received by the Trustee. Communications to the Company shall be sent to the Company's principal offices or to such other address as the Company may specify in writing.

     11.8   In the event any Participant or his Beneficiary is determined to be subject to Federal income tax on any amount to the credit of his Account under this Agreement prior to the time of payment hereunder, the entire amount determined to be so taxable shall be distributed by the Trustee to such Participant or Beneficiary. Such distributions shall be at the direction of the Company or upon proper allocation to the Trustee by the Participant or his Beneficiary. The Trustee shall act in accordance with the Company or Recordkeeper's instructions in making any such distribution hereunder. An amount to the credit of a Participant's Account shall be determined to be subject to Federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or (c) an opinion by Messrs. White & Case, company counsel, addressed to the Company and the Trustee, that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of Participant's Accounts hereunder are subject to Federal income tax prior to payment. The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant or Beneficiary, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company also agrees to reimburse any participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. Any distributions from the Trust Fund to a Participant or Beneficiary under this Section 11.8 shall be applied in accordance with the provisions of the Plan or Plans to reduce Company liabilities to such Participant and/or Beneficiary under the Plans; provided, however, that in no event shall any Participant, Beneficiary or estate of any Participant or Beneficiary have any obligation to return all or any part of such distribution to the Company if such distribution exceeds benefits payable under the Plans. The Trustee shall act in accordance with the Company or Recordkeeper's instructions in making any such distribution hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this 2nd day of February 2001.

Attest:	THE NORTHERN TRUST COMPANY
By: /s/J. Christopher Doell
Title: Second Vice President

Attest:	SCHERING-PLOUGH CORPORATION
By: /s/Wayne L. Miller
Title: Staff Vice President and
Assistant Treasurer

STATE OF	)
) ss
COUNTY OF	)

          Personally appeared ______________________, _____________ of SCHERING-PLOUGH CORPORATION, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ______________ and the free act and deed of said Company, before me.

/s/_____________________
Notary Public

STATE OF	)
) ss
COUNTY OF	)

          Personally appeared ______________________, _____________ of THE NORTHERN TRUST COMPANY, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such ______________ and the free act and deed of said Company, before me.

/s/_____________________
Notary Public